Exhibit 3.1

JONES LANG LASALLE INCOME PROPERTY TRUST, INC.
Certificate of Correction

Class D Common Shares
Class A-I Common Shares
Class M-I Common Shares

Jones Lang LaSalle Income Property Trust, Inc., a Maryland corporation (the “Corporation”), hereby certifies to the State Department of Assessments and Taxation of Maryland that:
First:    The Corporation filed Articles Supplementary establishing and fixing the rights and preferences of the Corporation’s Class D Common Shares, Class A-I Common Shares and Class M-I Common Shares, as accepted for record by the State Department of Assessments and Taxation of Maryland (the “SDAT”) on June 5, 2014, and as amended pursuant to Articles of Amendment accepted for record by the SDAT on July 9, 2014 (as amended, the “Articles Supplementary”). The Articles Supplementary require correction as permitted by Section 1-207 of the Maryland General Corporation Law. The Articles Supplementary being corrected inadvertently omitted a parenthetical in Section 27(iii) below clarifying that sales of Class M-I Common Shares to the Company’s executive officers and directors and the Advisor’s senior management are not required to be made through registered broker-dealers as contemplated and permitted by Section 27(ii)(f) below.
Second:    Section 27 of the Articles Supplementary to be corrected hereby is as follows:
“(27)    Suitability. Until a Listing has occurred, the following provisions shall apply:
(i) a prospective purchaser of Class M-I Common Shares in a Public Offering must represent to the Corporation that the applicable suitability standards set forth in the Prospectus have been satisfied;
(ii) no Person may purchase Class M-I Common Shares unless such purchases are made (a) through fee-based programs, also known as wrap accounts, of investment dealers, (b) through participating broker-dealers that have alternative fee arrangements with their clients, (c) through certain registered investment advisors, (d) through bank trust departments or any other organization authorized to act in a fiduciary capacity for its clients or customers, (e) by endowments, foundations, pension funds and other institutional investors or (f) by the Company’s executive officers and directors and their immediate family members, and, if approved by the Company’s board of directors or the Advisor, joint venture partners, consultants, and other service providers; and
(iii) all sales of Class M-I Common Shares must be made through registered broker-dealers.”
Third:    Section 27 of the Articles Supplementary as corrected hereby is as follows:
“(27)    Suitability. Until a Listing has occurred, the following provisions shall apply:
(i) a prospective purchaser of Class M-I Common Shares in a Public Offering must represent to the Corporation that the applicable suitability standards set forth in the Prospectus have been satisfied;
(ii) no Person may purchase Class M-I Common Shares unless such purchases are made (a) through fee-based programs, also known as wrap accounts, of investment dealers, (b) through participating broker-dealers that have alternative fee arrangements with their clients, (c) through certain registered investment advisors, (d) through bank trust departments or any other organization authorized to act in a fiduciary capacity for its clients or customers, (e) by endowments, foundations, pension funds and other institutional investors or (f) by the Company’s executive officers and directors and their immediate family members, and, if approved by the Company’s board of directors or the Advisor, joint venture partners, consultants, and other service providers; and

(iii) all sales of Class M-I Common Shares (except for sales to the Company’s executive officers and directors and the Advisor’s senior management) must be made through registered broker-dealers.”
Fourth:    The undersigned President and Chief Executive Officer of the Corporation acknowledges this Certificate of Correction to be the corporate act of the Corporation and, as to all matters or facts required to be verified under oath, the undersigned President and Chief Executive Officer acknowledges that to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.
IN WITNESS WHEREOF, the Corporation has caused this Certificate of Correction to be executed under seal in its name and on its behalf by its President and Chief Executive Officer and attested to by its Secretary on this 11th of May, 2016.

ATTEST:	JONES LANG LASALLE INCOME PROPERTY TRUST, INC.

By:	/s/ Gordon G. Repp	By:	/s/ C. Allan Swaringen	(SEAL)
	Gordon G. Repp		C. Allan Swaringen
	Secretary		President and Chief Executive Officer